 Pure Cycle Corporation 10-K

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-189166) and Form S-8 (No. 333-115240) of Pure Cycle Corporation of our report dated November 27, 2013 (which expresses an unqualified opinion), which appears on page F-1 of this annual report on Form 10-K for the year ended August 31, 2013.

/s/ GHP HORWATH, P.C.

Denver, Colorado
November 27, 2013

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